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                                                                       EXHIBIT 5

               [Lange, Simpson, Robinson & Somerville letterhead]



                               February 8, 1995




Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203

     Re:  Regions Financial Corporation--S4 Registration Statement, No.

Ladies and Gentlemen:

     We have acted as counsel for Regions Financial Corporation, a Delaware corporation ("Regions") in connection with the merger between Fidelity Federal Savings Bank ("Fidelity") and an interim federal bank subsidiary of Regions (the "Merger") and in connection with the registration of shares of common stock of Regions, par value $.625 per share ("Regions Common Stock"), on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of Regions Common Stock to the stockholders of Fidelity upon consummation of the Merger. The number of shares of Regions Common Stock to be issued in the Merger depends on the average of the closing prices of Regions Common Stock over a specified period.


     We have examined and are familiar with the registration statement on Form S-4 (33-57349) filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of Regions and the documents and records as we have deemed relevant for purposes of rendering this opinion.

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Regions Financial Corporation

February 8, 1995

Page 2

     Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of Regions Common Stock issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.




                                     Very truly yours,

                                     /s/ Lange, Simpson, Robinson, & Somerville